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STRICTLY CONFIDENTIAL

LETTER TO BENEFICIAL OWNERS
MERRILL CORPORATION

Offer to Exchange
Class A Senior Subordinated Notes due 2009
Class B Senior Subordinated Notes due 2009
and
 Series A Warrants
for all of its outstanding
12% Senior Subordinated Notes due 2009
 CUSIP No. 590175 AC 9
and Solicits Consents

        The Exchange Offer and Consent Solicitation (as defined and described in the Offering Circular (as defined below)) will expire at 5:00 p.m., New York City time, on August 1, 2002, unless extended (the "Expiration Date"). In order to participate in the Exchange Offer and Consent Solicitation, holders of 12% Senior Subordinated Notes due 2009 (the "Old Notes") must tender their Old Notes and provide their Consents (as defined herein) to the Proposed Amendments (as defined herein) at or prior to 5:00 p.m., New York City time, on the Expiration Date. Merrill Corporation plans to execute a supplemental indenture (the "Supplemental Indenture") to the indenture governing the Old Notes (the "Old Indenture") containing the Proposed Amendments following the Expiration Date. Consents, along with the tendered Old Notes, may be revoked at any time prior to the Expiration Date, but not thereafter.

        THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PROVIDED BY SECTION 3(a)(9) THEREOF, AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

To Our Clients:

        Enclosed for your consideration are the Offering Circular and Consent Solicitation Statement dated July 3, 2002 (as it may be supplemented or amended from time to time, the "Offering Circular") and the accompanying Letter of Transmittal, in connection with the offer by Merrill Corporation, a corporation incorporated under the laws of Minnesota ("Merrill" or the "Company"), upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its Class A Senior Subordinated Notes due 2009 (the "Class A Senior Subordinated Notes"), its Class B Senior Subordinated Notes due 2009 (the "Class B Senior Subordinated Notes", and, together with the Class A Senior Subordinated Notes, the "New Senior Subordinated Notes") and Series A Warrants to purchase its Class B common stock, par value $.01 per share (the "Warrants", and, together with the New Senior Subordinated Notes, the "New Senior Subordinated Notes and Warrants") for all outstanding Old Notes, upon the terms and subject to the conditions set forth in the Offering Circular. In conjunction with the Exchange Offer, the Company is also soliciting (the "Solicitation") consents ("Consents") from holders of the Old Notes (the "Old Noteholders") representing at least two-thirds in aggregate principal amount of the outstanding Old Notes (the "Requisite Consents") to certain amendments described in the Offering Circular (the "Proposed Amendments") to the Old Indenture. The Class A Senior Subordinated Notes and Class B Senior Subordinated Notes will be issued pursuant to, and entitled to the benefits of indentures, one relating to the Class A Senior Subordinated Notes, the other to the Class B Senior Subordinated Notes (together, the "Senior Subordinated Note Indentures"), to be entered into as of the date of the completion of the Exchange Offer, among the Company, the guarantors and HSBC Bank USA, as trustee (the "Trustee"). The Warrants will be issued pursuant to a Warrant Agreement between the Company and HSBC Bank USA, as Warrant Agent. All references herein to the Exchange Offer are deemed to include the Solicitation. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

        We are the holder of Old Notes held for your account. A tender of such Old Notes can be made only by us as the holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account. Beneficial owners of Old Notes whose Old Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to exchange such Old Notes.

        We request that you advise us whether you wish us to tender any or all of the Old Notes held by us for your account and deliver the related Consents upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Letter of Transmittal and tender your Old Notes on your behalf in accordance with the terms of the Exchange Offer.

        Your attention is directed to the following:

          1.    The Exchange Offer will expire at 5:00 p.m., New York City time, on August 1, 2002, unless extended.

          2.    The Company's obligation to exchange Old Notes for New Senior Subordinated Notes and Warrants is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer—Conditions".

          3.    Consents may be only be revoked on or prior to the Expiration Date, but not thereafter.

          4.    Old Notes tendered may only be withdrawn on or prior to the Expiration Date, but not thereafter, subject to the Lock-up Agreement.

          5.    Any transfer taxes with respect to the exchange and transfer of any Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

        Old Noteholders who desire to accept the Exchange Offer must consent to the Proposed Amendments. Holders do not have the option to consent to the Proposed Amendments without tendering into the Exchange Offer.

        None of the Financial Advisor, the Information Agent or the Exchange Agent makes any recommendation to holders of the Old Notes as to whether to exchange or refrain from exchanging any or all of their Old Notes. In addition, no one has been authorized to make any such recommendation. Old Noteholders are urged to consult their own financial and tax advisors in making their decisions on what principal amount, if any, of their Old Notes to tender in the Exchange Offer or consent in the Solicitation in light of their own particular circumstances.

        If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, executing, and returning to us the instruction form set forth below. If you authorize the tender of your Old Notes, all such Old Notes will be tendered unless otherwise specified on your instructions. Your instructions should be forwarded to us in ample time to permit us to tender your Old Notes under the Exchange Offer, before the Expiration Date. By executing the attached instructions and delivering them to us, you will be deemed to have certified that you are entitled to participate in the Exchange Offer, and that you meet all of the requirements and conditions contained in the Offering Circular.

        The Exchange Offer is not being made to, nor will the Company accept tenders for exchange or deliveries of Consents from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the Solicitation or the acceptance of either or both thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        Important: the Letter of Transmittal (or a manually signed facsimile thereof) and all other required documents must be received by the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date.

INSTRUCTION WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter, the Offering Circular and Consent Solicitation Statement dated July 3, 2002 (as it may be supplemented or amended from time to time, the "Offering Circular") and the related Letter of Transmittal relating to the Old Notes in connection with the offer by the Company to exchange its Class A Senior Subordinated Notes due 2009, its Class B Senior Subordinated Notes due 2009 and Series A Warrants to purchase Class B common stock, par value $.01 per share, upon the terms and subject to the conditions set forth in the Offering Circular.

        This letter will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal with respect to the Old Notes tendered.

Principal Amount of Old Notes to be tendered:
☐
By checking this box, the undersigned instructs you to TENDER ALL OLD NOTES held by you for the account of the undersigned in the Exchange Offer, and deliver all related Consents. If fewer than all Old Notes are to be tendered, the undersigned has checked the box below and indicated the principal amount at maturity of Old Notes to be tendered by you.
☐	By checking this box, the undersigned instructs you to TENDER $ PRINCIPAL AMOUNT held by you for the account of the undersigned in the Exchange Offer and deliver the related Consents.*
☐	By checking this box, the undersigned instructs you NOT TO TENDER ANY OLD NOTES held by you for the account of the undersigned in the Exchange Offer.

*
Unless otherwise indicated, it will be assumed that all such Old Notes are to be tendered.

SIGN HERE

Signature	Signature (if more than one account holder)

Name (Please Print)	Name (Please Print)

Address	Telephone No. (including Area Code)

City, State or Territory and Zip Code	Date

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INSTRUCTION WITH RESPECT TO THE EXCHANGE OFFER